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                                                                   EXHIBIT 10.16

                               EMPLOYEE AGREEMENT


This Agreement is made as of the 12th day of January, 2003 (the "Effective Date") by and between Barry Boehme ("I") and THE FIRST YEARS INC. (the "Company").

In consideration of my employment with the Company, its subsidiaries, affiliates, successors, or assigns, and the compensation hereafter paid to me by the Company, I agree as follows:

1) I recognize that during my employment with the Company I will receive, develop, or otherwise acquire information which is of a confidential or secret nature. Except as authorized in writing by the Company, I will not disclose or use, directly or indirectly, during or after my employment with the Company, any information of the Company which I obtain during the course of my employment, including information relating to inventions, products, product specifications, processes, procedures, machinery, apparatus, prices, discounts, manufacturing costs, business affairs, future business or product plans, ideas, technical data, the Company's customers, sources of supply, planned advertising, promotion or marketing, or other information which is of a secret or confidential nature, whether or not acquired or developed by me. My obligation under this paragraph shall not apply to information known by me prior to my employment with the Company, information generally known in the Company's field of business, information known to others hereafter without fault by me, or information disclosed to me by a third party without restriction and without breach of obligation to the Company.

2) I will communicate to the Company promptly and fully all discoveries, improvements, and inventions (hereinafter called "inventions") and all writings, drawings, and other works of authorship (hereinafter called "works of authorship") made or conceived or created or authored by me (either solely or jointly with others) during my employment and, as to inventions, for six months thereafter which are along the lines of the actual or anticipated business, work, or investigations of the Company or which result from or are suggested by any work I may do for the Company; and such inventions, whether patented or not, and works of authorship and any copyrights therein, arising from my employment shall be and remain the sole and exclusive property of the Company or its nominees.

3) I will, during my employment, keep and maintain adequate and current written records of all such inventions and works of authorship, in the form of notes, drafts, layouts, sketches, drawings, reports and the like relating thereto, which records shall be and remain the property of and available to the Company at all times.

4) I will, during and after my employment with the Company, without charge to the Company, but at its request and expense, assist the Company and its nominees in every proper way to obtain and vest in it or them title to, and to maintain and support the validity of, patents and copyrights on the inventions and works of authorship referred to in paragraph 2, above, in all countries by executing all necessary or desirable documents, including applications for patents and copyrights, assignments thereof, assignments of priority rights thereof and such other lawful documents as may be requested, and I agree to do such other lawful acts as may be requested for said purposes.

5) Upon the termination of my employment by the Company, I agree to deliver to the Company all property of the Company, including all documents and things evidencing or relating to the subject matter of this Agreement, and including without limitation, the documents referred to in Paragraph 3 above.

6) During the course of my employment by the Company, and for a period of 12 months after the termination of my employment by the Company for any reason whatsoever, I shall not engage or become interested, directly or indirectly, as an employee, owner, consultant, officer, director or partner, through stock ownership, investment of capital, lending of money or property, rendering of services or otherwise, either alone or in association with others, in the operation of any type of business or enterprise competitive with the Company's business of developing, marketing, and distributing products for infants, toddlers, and young children (a "competitor company,") regardless of where such competitor company sells its products or where such competitor company is located.
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7) My holding (individually or otherwise) of any investment in any business or enterprise other than the Company shall not be deemed to be a violation of Paragraph 6 if such investment does not constitute over 5% of the outstanding issue of such security, and I do not otherwise accept employment with, act as a consultant to, become an officer, director, or partner of, or otherwise become actively associated with the issuer of such security.

8) I recognize, acknowledge and agree that the foregoing limitations of Paragraphs 6 and 7 are reasonable and properly required for the adequate protection of the Company's business and do not preclude me from pursuing my livelihood. However, if any such limitation is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

9) In further consideration of my services and the agreement not to compete set forth in Paragraph 6, the Company agrees that in the event the Company terminates my employment for any reason (other than in the event of my death, Disability, or for Cause as defined in Paragraph 10 below), then the Company
   (1) will continue to pay me my base salary (then in effect) for a twelve (12) month period (to be paid in twenty-six (26) equal bi-weekly installments), reduced by the amount, if any, that I earn from other employment during such 12-month period; and (2) continue to provide the medical and dental benefits (then in effect) via COBRA at the Company's expense for the same 12-month period, provided I continue to comply with my obligations under Paragraphs 1
   (one) through 7(seven) plus 11 (eleven) during such 12-month period. Notwithstanding the foregoing, I will not participate in the Company's Annual Incentive Plan, 1993 Equity Incentive Plan (or similar cash-based or equity-based bonus plans then in effect for executive officers), or Pension/401K Plans during such 12-month post-employment period. Although I am not under any obligation to seek new employment, in the event I do obtain new employment during such 12-month period, the Company will cease providing the benefits on the day I obtain new employment. In the event I leave the employ of the Company voluntarily, no severance payments and/or benefits will be paid to me by the Company.


10)Termination for Cause for purposes of this Agreement shall be limited to termination for: (i) My gross, willful, and deliberate failure to perform a substantial portion of my duties hereunder for reasons other than disability, which failure continues for more than sixty (60) days after the Company gives written notice to me, setting forth in reasonable detail the nature of such failure; or (ii) conviction of a felony by a court of competent jurisdiction which is upheld upon appeal to a higher court, or upon the lapse of an appeal period if no appeal is taken from such conviction.

   a) Disability, for purposes of this Agreement, shall be limited to the following situations: (1) If I suffer any illness, disability, or incapacity which prevents me from substantially performing my duties, and such illness, disability or incapacity shall be deemed by a duly-licensed physician (who may be my personal physician) to be permanent; or (2) I am unable to substantially perform my duties for a period of twelve (12) consecutive months by reason of illness, disability, or incapacity, and the Board, by majority vote of its members, determines that I am permanently disabled.

11)During the course of my employment with the Company and for a period of twelve (12) months following termination of my employment, I will not, either individually or on behalf of or through any third party, directly or indirectly, hire, retain, entice, solicit or encourage any Company employee or consultant to leave the Company, nor will I directly or indirectly, be involved in the hiring, retaining or recruitment of any Company employee or consultant. This provision shall prohibit the aforesaid activities by me with respect to any person both while such person is an employee or consultant of the Company, and for ninety (90) days thereafter.


12)If I violate any provisions of this Agreement, then the time limitations set forth in this Agreement shall be extended for a period of time equal to the period of time during which such breach occurs and, in the event the Company is required to seek relief from such breach before any court, board, or other tribunal, then the time limitation shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.
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13)I acknowledge that any breach of this Agreement by me may give rise to irreparable injury to the Company, which may not be adequately compensated by damages. Moreover, I acknowledge that to the extent that any breach of this Agreement by me may give rise to injury to the Company, which may be adequately compensated by damages, such damages are difficult or impossible to calculate. Accordingly, in the event of a breach or threatened breach of Paragraphs 1 through 7 of this Agreement by me, the Company shall have, in addition to any remedies it may have at law, the right to an injunction or other equitable relief to prevent the violation of its rights hereunder.


14)

   a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

   b) This Agreement supersedes all previous agreements, written or oral, between the Company and me relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Company and me. This Agreement shall be binding upon me and my heirs and personal representatives, and shall inure to the benefit of the Company and its successors, assigns and nominees, provided that Paragraph 1 above shall be binding upon such heirs and personal representatives only to the extent that they obtain from me confidential information of the Company.

   c) No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

   d) I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary, or affiliate thereof, without the necessity for any separate execution of this Agreement in favor of such parent, subsidiary, or affiliate.

   e) This Agreement is governed by the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions thereof.





By:      /s/ Barry Boehme                            1/12/03
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            Name                                      Date



Agreed to and accepted by:

THE FIRST YEARS INC.

By:     /s/ Ronald J. Sidman                         2/12/03
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            Ronald J. Sidman                          Date
            President, CEO and
            Chairman of the Board